Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

OCI RESOURCES LP

The undersigned, for the purpose of forming a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

FIRST:                                                      The name of the limited partnership is OCI Resources LP (hereinafter referred to as the “limited partnership”).

SECOND:                                       The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801.  The name of the registered agent of the limited partnership at that address is The Corporation Trust Company.

THIRD:                                                  The name and mailing address of the general partner is as follows:

Name	Address
OCI Resource Partners LLC	Five Concourse Parkway Suite 2500 Atlanta, GA 30328

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of OCI Resources LP as of this 22nd day of April, 2013.

GENERAL PARTNER:

OCI RESOURCE PARTNERS LLC

By:	/s/ Kirk Milling
Name:	Kirk Milling
Title:	Authorized Person